As  filed  with  the   Securities  and  Exchange Commission on March 6, 2001.

                                             Registration File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DUCK HEAD APPAREL COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Georgia                                    58-2510086
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)


                         1020A Barrow Industrial Parkway
                              Winder, Georgia 30680
              (770) 867-3111 (telephone) (770)307-1800 (facsimile)
    (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

             Duck Head Apparel Company, Inc. 2000 Stock Option Plan
           Duck Head Apparel Company, Inc. Incentive Stock Award Plan
                              (Full title of plans)

       K. Scott Grassmyer, Senior Vice President & Chief Financial Officer
                         Duck Head Apparel Company, Inc.
                         1020A Barrow Industrial Parkway
                              Winder, Georgia 30680
                                 (770) 867-3111
        -----------------------------------------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Eric B. Amstutz, Esq.
                     Wyche, Burgess, Freeman & Parham, P.A.
                               Post Office Box 728
                      Greenville, South Carolina 29602-0728
              (864) 242-8200 (telephone) (864) 235-8900 (facsimile)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                   Proposed Maximum         Proposed Maximum
Title of Each Class                   Amount to              Offering Price               Aggregate               Amount of
of Securities to be Registered      be Registered             Per Security              Offering Price (1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock........                500,000 shares            $(1)                      $837,531.25                $209.38
Common Stock........                200,000 shares            $0.01                     $  2,000                   $  0.50
--------------------------------------------------------------------------------------------------------------------------------
(1)  Pursuant  to Rule  457(h),  the  exercise  price of $1.0625 is used for the purpose of calculating  the  registration  fee as to 202,500 option shares,  the exercise price of $1.25 is used for the purpose of calculating the  registration fee as to 100,000  option  shares,  the exercise  price of $2.00 is used for the purpose of calculating the  registration  fee as to 40,000 option shares and the average of the high and low prices as reported by the American Stock Exchange of
$2.65 on March 2, 2001 is used for purposes of calculating the  registration fee as to 157,500  option  shares with  respect to which no exercise  price has been fixed.

                   The Exhibit Index appears on Page 8 hereof.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.
        ----------------

         Not included in this Registration Statement but provided or to be provided to the participants in the following plans (the "Plans") of Duck Head Apparel Company, Inc. (the "Company") pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

o        Duck Head Apparel Company, Inc. 2000 Stock Option Plan; and
o        Duck Head Apparel Company, Inc. Incentive Stock Award Plan.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -----------------------------------------------------------

         Not included in this Registration Statement but provided or to be provided to the Plans' participants pursuant to Rule 428(b) of the Securities Act.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

         The following documents or portions thereof are hereby incorporated by reference:

          The Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2000, Commission File No. 001-15585.

          The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

          The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2000.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2000 fiscal year.

         The description of the Company's common stock contained in the Company's Form 10/A filed with the Securities and Exchange Commission on June 8, 2000, Commission File No. 001-15585.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Sections 14-2-850 through -856 of the Official Code of Georgia, as amended, (the "Code") relating to permissible, mandatory and court-ordered indemnification of directors of Georgia corporations in certain instances, are set forth in Exhibit 99.3 of this Registration Statement and are incorporated herein by reference.

         The Company's Bylaws provide (i) that the Company shall indemnify its directors and officers (and each person who at its request served as an officer or director of any other entity) to the fullest extent permitted by the Code (or any successor provision) and (ii) that the Company shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is director or officer of the Company in advance of a final disposition of the proceeding if the director or officer submits to the Secretary of the Company a written request that complies with the requirements of Section 14-2-853 of the Code (or any successor provision).

         The Company's Articles of Incorporation filed with the Georgia Secretary of State on December 10, 1999 provide that, to the fullest extent permitted by the Code, no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any action or omission. Under Section 14-2-202 of the Code, a Georgia corporation's articles of incorporation may limit a director's liability to the company or its shareholders for monetary damages, except liability: (a) for any appropriation, in violation of the director's duties, of a corporate business opportunity; (b) for acts or omissions involving intentional misconduct or knowing violation of the law; (c) for the types of liability set forth in Code Section 14-2-832 (regarding liability for unlawful corporate distributions); and (d) for any transaction from which the director received an improper personal benefit.

         Section 14-2-858 of the Code permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company maintains directors' and officers' liability insurance at this time.

         The Duck Head Apparel Company, Inc. 2000 Stock Option Plan (the "Stock Option Plan") provides for indemnification of members of the Board (or committee administering the Stock Option Plan) as follows:

                  "In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board (and the Committee, as applicable) shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorneys' fees and legal costs, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action or omission in connection with the Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it has been adjudged in such action, suit or proceeding that such Board or Committee member is liable for gross negligence or misconduct in the performance of such member's duties; provided that within 60 days after institution of any such action, suit or proceeding the Board or Committee member shall in writing offer the Company the opportunity, at the Company's own expense, to handle and defend the same."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

4.1       Articles of  Incorporation  of the Company:  Incorporated by reference to Exhibit 3.1 of the Company's Form 10, Commission
          File No. 001-15585.

4.2       Bylaws of the Company: Incorporated by reference to Exhibit 3.2.1 of the Company's Form 10, Commission File No. 001-15585.

4.3       Amendment to Bylaws of the Company  adopted  January 20, 2000: Incorporated by reference to Exhibit 3.2.2 to the Company's
          Form 10, Commission File No. 001-15585.

4.4       Amendment to Bylaws of the Company  adopted February 17, 2000: Incorporated by reference to Exhibit 3.2.3 to the Company's
          Form 10, Commission File No. 001-15585.

4.5       Amendment to Bylaws of the Company adopted June 6, 2000: Incorporated by reference to Exhibit 3.2.4 to the Company's  Form
          10, Commission File No. 001-15585.

4.6       Specimen certificate for common stock, par value $0.01 per share, of the Company: Incorporated by reference to Exhibit 4.2 of the Company's Form 10, Commission File No. 001-15585.

4.7       Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and First Union National Bank: Incorporated
          by reference to Exhibit 4.3 to the Company's Form 10, Commission File No. 001-15585.

4.8       Amendment  No.  1  dated  November  29,  2000  to  Shareholder  Rights Agreement,  dated  as of  January 27, 2000, between the Company and First Union  National  Bank, as Rights Agent:  Incorporated by reference to Exhibit 4.3.1 to the Company's
          Form 8-K filed on December 19, 2000.

5.1       Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Duck Head Apparel Company, Inc.

23.1      Consent of KPMG LLP.

23.2      Consent of Wyche, Burgess, Freeman & Parham, P.A.:  Contained in Exhibit 5.1.

24.1      Power of Attorney:  Contained on the signature page of this Registration Statement.

99.1      Duck Head Apparel Company, Inc. 2000 Stock Option Plan, effective as of February 15, 2000, Amended and Restated August 22,
          2000:  Incorporated by reference  to Exhibit 10.4 to the  Company's Form 10-K for the year ended July 1, 2000,  Commission
          File No. 001-15585.

99.2      Duck Head Apparel Company,  Inc.  Incentive Stock Award Plan, effective February 15, 2000, Amended and Restated August 22,
          2000:  Incorporated by reference to  Exhibit 10.5 to the Company's Form 10-K for the year  ended July 1, 2000,  Commission
          File No. 001-15585.

99.3      Sections 14-2-850 through -856 of the Official Code of Georgia, as amended.


ITEM 9.  UNDERTAKINGS.
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Duck Head Apparel Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winder, State of Georgia, on March 5, 2001.


                              DUCK HEAD APPAREL COMPANY, INC.


                              By:      /s/ K. Scott Grassmyer
                                       --------------------------------------
                                       K. Scott Grassmyer, Senior Vice President
                                       and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William V. Roberti and K. Scott Grassmyer, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                    Title                                           Date

/s/ Robert D. Rockey, Jr.                   Chairman of the Board & Chief                March 5, 2001
Robert D. Rockey, Jr.                       Executive Officer
                                            (Principal Executive Officer)

/s/ William V. Roberti                      President, Chief Operating Officer           March 5, 2001
William V. Roberti                          and Director

/s/ K. Scott Grassmyer                      Senior Vice President & Chief Financial      March 5, 2001
K. Scott Grassmyer                          Officer
                                            (Principal Accounting and Financial Officer)

/s/ C.C. Guy                                Director                                     March 5, 2001
C.C. Guy

/s/ William F. Garrett                      Director                                     March 5, 2001
William F. Garrett

/s/ James F. Kane                           Director                                     March 5, 2001
James F. Kane

                                       7



Signature                                   Title                                             Date


/s/ A. Max Lennon                           Director                                     March 5, 2001
A. Max Lennon

/s/ Buck A. Mickel                          Director                                     March 5, 2001
Buck A. Mickel

/s/ E. Erwin Maddrey II                     Director                                     March 5, 2001
E. Erwin Maddrey II

/s/ Mark I. Goldman                         Director                                     March 5, 2001
Mark I. Goldman



                        INDEX TO EXHBITS CONTAINED HEREIN


Exhibit


5.1       Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Duck Head Apparel Company, Inc.

23.1      Consent of KPMG LLP.

23.2      Consent of Wyche, Burgess, Freeman & Parham, P.A.:  Contained in Exhibit 5.1.

24.1      Power of Attorney:  Contained on the signature page of this Registration Statement.

99.3      Sections 14-2-850 through -856 of the Official Code of Georgia, as amended.






                                       8